Exhibit 99.1

The Men’s Wearhouse, Inc.

News Release

For Immediate Release

MEN’S WEARHOUSE REPORTS PRELIMINARY
2004 FOURTH QUARTER AND YEAR END RESULTS

Fourth quarter diluted earnings per share of $0.68
FY 2004 diluted earnings per share of $1.93 including third quarter charge
Company provides outlook for 2005

HOUSTON — March 9, 2004 — The Men’s Wearhouse (NYSE: MW) today reported preliminary results for its fiscal 2004 fourth quarter and year ended January 29, 2005.

George Zimmer, Men’s Wearhouse founder and chief executive officer, stated, “We had a fantastic 2004. In last year’s fourth quarter release, we estimated that we would grow comparable diluted earnings per share (EPS) approximately 25% to between $1.60 and $1.66 in 2004. We are very pleased to report that our comparable diluted EPS grew nearly 50% due to strong performances throughout all our brands. We believe we are well positioned for continued strong growth in 2005.”

FOURTH QUARTER RESULTS

Fourth Quarter Sales Summary Fiscal 2004
	U.S. dollars, in millions		Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %
Total Company	$458.7	$422.7	8.5%

United States	$402.5	$373.7	7.7%		4.9%

Canada	$56.2	$49.0	14.7	%(A)	6.0%

(A) Total sales change % using Canadian dollars was 6.1% for the fourth quarter.

Diluted earnings per share increased to $0.68 for the fourth quarter ended January 29, 2005 compared to $0.49 last year. Net earnings were $25.1 million compared to $18.5 million last year.

Excluding the charge related to the litigation settlement of $2.3 million, net of tax, or $0.06 diluted earnings per share in the fourth quarter of 2003, diluted earnings per share increased 24% to $0.68 for the fourth quarter of 2004 versus adjusted EPS of $0.55 in the fourth quarter of 2003. Net earnings were $25.1 million compared to adjusted net earnings of $20.8 million last year. Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of historical financial results and improve comparability of financial information from period to period. A reconciliation of net income for the fiscal fourth quarter 2003, full year 2003 and full year 2004 to non-GAAP net income is included in a table at the end of this release.

FISCAL 2004 RESULTS

Fiscal 2004 Sales Summary
	U.S. dollars, in millions		Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %
Total Company	$1,546.7	$1,392.7	11.1%

United States	$1,371.8	$1,238.0	10.8%		7.3%

Canada	$174.9	$154.7	13.1	%(A)	7.1%

(A) Total sales change % using Canadian dollars was 6.7% for the full year.

Diluted earnings per share increased to $1.93 for 2004 compared to $1.27 in 2003. Net earnings were $71.0 million compared to $50.0 million last year.

Adding back a charge related to the impairment of technology assets of $1.4 million, net of tax, or $0.04 diluted earnings per share in the third quarter of 2004, adjusted diluted earnings per share increased 48% to $1.97 versus adjusted EPS of $1.33 in 2003, which excludes the charge related to the litigation settlement mentioned above. Adjusted net earnings were $72.4 million compared to adjusted net earnings of $52.3 million last year.

FOURTH QUARTER HIGHLIGHTS

Same store sales increased 4.9 percent in the quarter in the US, which was better than expected. Most notable was a much improved level of customer traffic at the K&G stores, driven primarily from better customer response to marketing campaigns as well as the extended store hours of operation from four days a week to seven days which was initiated on September 1, 2004.

As a percent of sales, gross profit improved 115 basis points primarily as a result of higher maintained product margins on retail clothing sales as well as the continued increase in the mix of business stemming from tuxedo rentals which carry very strong gross profit margins. Selling, General and Administrative expenses, as a percent of sales, were in line with prior guidance.

2005 OUTLOOK

In March 2005, the Company determined that there will be no further investments in its R&D retail concept of “Eddie Rodriguez” and that the six stores currently operating will be wound down over the course of fiscal 2005. Estimated net operating losses from the Company’s Eddie Rodriguez stores for fiscal 2005 are expected to be $0.08 to $0.13 diluted earnings per share compared to the 2004 net operating losses of $0.08 diluted earnings per share.

For the fiscal year ending January 28, 2006, the Company anticipates diluted earnings per share, including the Eddie Rodriguez results, to be in the range of $2.27 to $2.42. Excluding the Eddie Rodriguez results, the Company anticipates diluted earnings per share to be in the range of $2.40 to $2.50. This performance would reflect mid single digit same store sales growth in the US and Canada and total net sales of high single digit growth. Total store square footage growth for the fiscal year is estimated at 5.4 percent. Improvements in operating profit margins, as a percent of sales, are expected to be driven primarily from expansion of gross profit margins and, to a lesser degree, selling, general and administrative expense leverage.

For the first quarter, the Company expects mid single digit same store sales growth for both its US and Canadian based stores and diluted earnings per share, excluding the Eddie Rodriquez results, to be in the range of $0.49 to $0.50.

With regard to stock option expensing, the Company will comply with FAS 123(R) and begin expensing options in the third quarter of fiscal 2005. The Company is currently in the process of evaluating the proposed methodologies, and does not at this time have an estimate as to the EPS impact of the change.

CHANGES IN LEASE RELATED ACCOUNTING

In connection with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) on February 7, 2005 regarding certain operating lease and leasehold improvement accounting issues, the Company, like many other companies in the retail industry, is reviewing its accounting practices with respect to leasing transactions. Because the review has not been completed, all results presented in this press release are preliminary and unaudited and exclude the impact of such review.

Historically, the Company has recognized rent expense on a straight line basis over the initial lease term, with the term commencing when a store opened for business. In addition, the Company has historically depreciated leasehold improvements over a period of 8, 10 or 15 years which, in some cases, extended beyond the initial contractual lease term.

After consultation with its independent external auditors and its audit committee, the Company has determined that it will modify its accounting practices in this area. However, until the review is complete, the Company cannot determine whether the corrections will be reported as a cumulative adjustment in the fourth quarter of 2004 or as a restatement of prior periods. The corrections will not affect past or future cash flows or rental obligations.

CONFERENCE CALL AND WEBCAST INFORMATION

Men’s Wearhouse fiscal fourth quarter and year end results, as well as February same store sales, will be disclosed at approximately 4:00 p.m. eastern time on Wednesday, March 9th. Management will also host a conference call and real time web cast at 5:00 p.m. eastern time on Wednesday, March 9th to review these results and provide an outlook for fiscal 2005.

To access the conference call, dial 303-262-2131. To access the live webcast presentation, visit the Investor Relations section of the Company’s website at www.menswearhouse.com. A telephonic replay will be available through March 16th by calling 303-590-3000 and entering the access code of 11023015, or a webcast archive will be available free on the website for approximately 90 days.

Store Information

	January 29, 2005		January 31, 2004
	Number of	Sq. Ft.	Number of	Sq. Ft.
	Stores	(000’s)	Stores	(000's)
Men’s Wearhouse	517	2,825.3	506	2,762.8

Moores, Clothing for Men	114	705.3	114	700.1

K&G (b)	76	1,770.1	73	1,672.9

Total	707	5,300.7	693	5,135.8

(b) 43 and 35 stores, respectively, offering women’s apparel.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 707 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company’s annual report on Form 10-K for the year ended January 31, 2004 and subsequent Forms 10-Q.

For additional information on Men’s Wearhouse, please visit the Company’s website at www.menswearhouse.com.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600

— Tables to Follow —

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

FOR THE TWELVE MONTHS ENDED
JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands, except per share data)
(Unaudited)

	Fiscal Year
		% of		% of
	2004	Sales	2003	Sales
Net sales	$1,546,679	100.00%	$1,392,680	100.00%
Cost of goods sold, including buying and occupancy costs	943,601	61.01%	878,737	63.10%

Gross margin	603,078	38.99%	513,943	36.90%

Selling, general and administrative expenses	485,506	31.39%	431,695	31.00%

Operating income	117,572	7.60%	82,248	5.91%

Interest income	(1,526)	-0.10%	(1,495)	-0.11%
Interest expense	5,899	0.38%	4,006	0.29%

Earnings before income taxes	113,199	7.32%	79,737	5.73%

Provision for income taxes	42,167	2.73%	29,711	2.13%

Net earnings	$71,032	4.59%	$50,026	3.59%

Net earnings per basic share	$1.97		$1.29

Net earnings per diluted share	$1.93		$1.27

Weighted average shares outstanding:
Basic	36,029		38,789

Diluted	36,813		39,295

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED
JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter
		% of		% of
	2004	Sales	2003	Sales
Net sales	$458,675	100.00%	$422,653	100.00%
Cost of goods sold, including buying and occupancy costs	278,278	60.67%	261,303	61.82%

Gross margin	180,397	39.33%	161,350	38.18%

Selling, general and administrative expenses	139,198	30.35%	130,782	30.94%

Operating income	41,199	8.98%	30,568	7.23%

Interest income	(573)	-0.12%	(478)	-0.11%
Interest expense	1,695	0.37%	1,531	0.36%

Earnings before income taxes	40,077	8.74%	29,515	6.98%

Provision for income taxes	14,929	3.25%	11,004	2.60%

Net earnings	$25,148	5.48%	$18,511	4.38%

Net earnings per basic share	$0.70		$0.50

Net earnings per diluted share	$0.68		$0.49

Weighted average shares outstanding:
Basic	36,148		37,168

Diluted	37,124		37,857

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In thousands) (Unaudited)

	January 29,	January 31,
	2005	2004
ASSETS

Current assets:
Cash	$165,008	$132,146
Accounts receivable, net	20,844	17,919
Inventories	406,225	388,956
Other current assets	35,291	30,858

Total current assets	627,368	569,879
Property and equipment, net	251,976	215,064
Goodwill, net	55,824	43,867
Other assets, net	50,433	40,388

Total assets	$985,601	$869,198

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$238,839	$213,056
Long term debt	130,000	131,000
Deferred taxes and other liabilities	42,444	31,682
Shareholders’ equity	574,318	493,460

Total liabilities and shareholders’equity	$985,601	$869,198

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED
JANUARY 29, 2005 AND JANUARY 31, 2004
(In thousands)
(Unaudited)

	Fiscal Year
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$71,032	$50,026
Non-cash adjustments to net earnings:
Depreciation and amortization	51,572	48,130
Other	7,305	(1,361)
Changes in assets and liabilities	70	21,972

Net cash provided by operating activities	129,979	118,767

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(85,392)	(48,700)
Net assets acquired	(11,000)	(4,500)
Other	(556)	(1,644)

Net cash used in investing activities	(96,948)	(54,844)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	130,000
Principal payments on bank debt	—	(44,931)
Principal payments on note payable	(1,000)	—
Purchase of treasury stock	(11,186)	(109,186)
Other	10,600	4,404

Net cash used in financing activities	(1,586)	(19,713)

Effect of exchange rate changes on cash	1,417	3,012

INCREASE IN CASH	32,862	47,222
Cash beginning of period	132,146	84,924

Cash end of period	$165,008	$132,146

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(A Non-GAAP Financial Measure)
(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the twelve months ended January 29, 2005, the three months ended January 31, 2004 and twelve months ended January 31, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net earnings and earnings per diluted share after excluding the effects of a charge of $1.4 million, net of tax, or $0.04 diluted earnings per share in the third quarter of fiscal 2004 for the impairment of certain technology assets and a charge of $2.3 million, net of tax, or $0.06 diluted earnings per share in the fourth quarter of fiscal 2003 for litigation costs. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the twelve months ended January 29, 2005, three months ended January 31, 2004, and twelve months ended January 31, 2004 is as follows:

	Twelve Months Ended January 29, 2005
				NON-GAAP
	GAAP	NON-GAAP		Adjusted
	Results	Adjustments		Results
Net Sales	$1,546,679	$—		$1,546,679
Cost of goods sold, including buying and occupancy costs	943,601	—		943,601

Gross margin	603,078	—		603,078
Selling, general and administrative expenses	485,506	(2,169)[1]		483,337

Operating Income	117,572	(2,169)[1]		119,741
Interest income	(1,526)	—		(1,526)
Interest expense	5,899	—		5,899

Earnings before income taxes	113,199	(2,169)[1]		115,368
Provision for income taxes	42,167	808	[1]	42,975

Net earnings	$71,032	$1,361	[1]	$72,393

Net earnings per diluted share	$1.93	$0.04	[1]	$1.97

Weighted average diluted shares outstanding	36,813			36,813

1Adjustments in the third quarter of 2004 are related to charges for the impairment of certain technology assets.

Non-GAAP Financial Measures (continued)

	Three Months Ended January 31, 2004
				NON-GAAP
	GAAP	NON-GAAP		Adjusted
	Results	Adjustments		Results
Net Sales	$422,653	$—		$422,653
Cost of goods sold, including buying and occupancy costs	261,303	—		261,303

Gross margin	161,350	—		161,350
Selling, general and administrative expenses	130,782	(3,658)[2]		127,124

Operating Income	30,568	(3,658)[2]		34,226
Interest income	(478)	—		(478)
Interest expense	1,531	—		1,531

Earnings before income taxes	29,515	3,658	[2]	33,173
Provision for income taxes	11,004	1,363	[2]	12,367

Net earnings	$18,511	$2,295	[2]	$20,806

Net earnings per diluted share	$0.49	$0.06	[2]	$0.55

Weighted average diluted shares outstanding	37,857			37,857

	Twelve Months Ended January 31, 2004
				NON-GAAP
	GAAP	NON-GAAP		Adjusted
	Results	Adjustments		Results
Net Sales	$1,392,680	$—		$1,392,680
Cost of goods sold, including buying and occupancy costs	878,737	—		878,737

Gross margin	513,943	—		513,943
Selling, general and administrative expenses	431,695	(3,658)[2]		428,037

Operating Income	82,248	(3,658)[2]		85,906
Interest income	(1,495)	—		(1,495)
Interest expense	4,006	—		4,006

Earnings before income taxes	79,737	3,658	[2]	83,395
Provision for income taxes	29,711	1,363	[2]	31,074

Net earnings	$50,026	$2,295	[2]	$52,321

Net earnings per diluted share	$1.27	$0.06	[2]	$1.33

Weighted average diluted shares outstanding	39,295			39,295

2Adjustments in the fourth quarter of 2004 are related to charges for the wage and hour litigation in California.